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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the use of our report, dated January 9, 2004 (except for Note 4 and Note 5 paragraph (b), as to which the date is January 27, 2004), in the Registration Statement on Form S-l of Blue Ridge Real Estate Company and Big Boulder Corporation, relating to the registration of subscription rights to purchase shares of common stock of Blue Ridge Real Estate Company and Big Boulder Corporation. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

 /s/ Parente Randolph, P.C.

Wilkes-Barre, Pennsylvania
January 4, 2005